                                                        EXHIBIT 5.1
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
                                 LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                      INCLUDING PROFESSIONAL CORPORATIONS

                                                   ATTORNEYS

3400 TEXAS COMMERCE TOWER                      2200 ROSS AVENUE                              700 LAVACA
HOUSTON, TEXAS 77002-3004                                                                    SUITE 800
      (713) 226-1200                              SUITE 900                            AUSTIN, TEXAS 78701-3102
      TELEX 76-2616                                                                        (512) 404-2000
TELECOPIER (713) 223-3717                 DALLAS, TEXAS 75201-2774                     TELECOPIER (512) 404-2099

                                                (214) 220-4800

                                           TELECOPIER (214) 220-4899
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                                January 18, 1994




American Industrial Properties REIT, Inc.
6220 N. Beltline
Suite 205
Irving, Texas 75063

Gentlemen:

    We have acted as counsel to American Industrial Properties REIT, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission regarding the registration under the Securities Act of 1933, as amended (the "Act"), of 1,915,080 shares of common stock, $0.01 par value per share (the "Common Stock"), in connection with the merger (the "Merger") of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), with and into the Company.

    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Articles of Incorporation of the Company and the Bylaws of the Company, as amended, and (b) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

    The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas, the General Corporation Law of Maryland and the federal law of the United States of America.
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American Industrial Properties REIT, Inc.
January 18, 1994
Page 2


    Based upon the foregoing, and subject to the Registration Statement becoming effective, we are of the opinion that the Common Stock, when issued, exchanged and delivered in the manner and for the consideration stated in the Proxy Statement/Prospectus constituting part of the Registration Statement, will be validly issued, fully paid and nonassessable.

    We consent to the reference to our Firm under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By so consenting, we do not thereby admit that our Firm's consent is required by
Section 7 of the Securities Act of 1933, as amended, or any comparable provision of the securities laws of any state or other jurisdiction.

    This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

    This opinion is furnished by us to you as counsel to you in connection with the Merger and is solely for your benefit and not for the benefit of any other person. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose.


                              Very truly yours,

                              /s/ LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                              ________________________________________________
                              LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, L.L.P.